 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 21, 2015
Brixmor Property Group Inc.
Brixmor Operating Partnership LP
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36160	45-2433192
Delaware	333-201464-01	80-0831163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
420 Lexington Avenue
New York, New York 10170
(Address of Principal Executive Offices) (Zip Code)
(212) 869-3000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
On January 21, 2015, Brixmor Operating Partnership LP (the “Operating Partnership”), an indirect subsidiary of Brixmor Property Group Inc., completed the previously announced offering of $700,000,000 aggregate principal amount of 3.850% Senior Notes due 2025 (the “Notes”).
In connection with the issuance of the Notes, the Operating Partnership entered into an Indenture, dated January 21, 2015 (the “Base Indenture”), between the Operating Partnership, as issuer, and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated January 21, 2015 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Operating Partnership, and Brixmor OP GP LLC and BPG Subsidiary Inc., as possible future guarantors (the “Possible Future Guarantors”), and the Trustee.
The Notes bear interest at a rate of 3.850% per annum accruing from January 21, 2015. Interest on the Notes is payable semi-annually on February 1 and August 1 of each year, commencing August 1, 2015. The Notes will mature on February 1, 2025. The Notes are the Operating Partnership’s unsecured and unsubordinated obligations and rank equally in right of payment with all of the Operating Partnership’s existing and future unsecured and unsubordinated indebtedness. The Notes are not guaranteed by Brixmor Property Group Inc. or any of its subsidiaries. However, under limited circumstances provided in the Supplemental Indenture, the Possible Future Guarantors, which currently guarantee the Operating Partnership’s existing credit facilities, will be required to guarantee the Notes.
The Operating Partnership may redeem the Notes at any time in whole or in part at the applicable make-whole redemption price specified in the Indenture. If the Notes are redeemed on or after November 1, 2024 (three months prior to the maturity date), the redemption price will be equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.
The Indenture contains certain covenants that, among other things, limit the ability of the Operating Partnership, subject to exceptions, to incur secured and unsecured indebtedness and to consummate a merger, consolidation or sale of all or substantially all of its assets. In addition, the Indenture will require the Operating Partnership to maintain total unencumbered assets of at least 150% of total unsecured indebtedness. These covenants are subject to a number of important exceptions and qualifications. The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.
The foregoing description is a summary of terms of the Indenture and the Notes and does not purport to be a complete statement of the parties’ rights and obligations thereunder. The foregoing description is qualified in its entirety by reference to the full text of the Base Indenture and the Supplemental Indenture, copies of which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and incorporated by reference herein.
The offering of the Notes was made pursuant to a shelf registration statement on Form S-3 (File Nos. 333-201464 and 333-201464-01), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on January 13, 2015. A prospectus supplement, dated January 13, 2015, relating to the Notes and supplementing the prospectus was filed with the SEC pursuant to Rule 424(b)(2) under the Securities Act.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01     Financial Statements and Exhibits
(d)     The following exhibit is attached to this Current Report on Form 8-K

4.1	Indenture, dated January 21, 2015, between Brixmor Operating Partnership LP, as issuer, and The Bank of New York Mellon, as trustee.

4.2
First Supplemental Indenture, dated January 21, 2015, among Brixmor Operating Partnership LP, as issuer, and Brixmor OP GP LLC and BPG Subsidiary Inc., as possible future guarantors, and The Bank of New York Mellon, as trustee.

4.3	Form of Global Note representing the Notes (included in Exhibit 4.2).

5.1	Opinion of Simpson Thacher & Bartlett LLP.

99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (File No. 333-201464-01).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIXMOR PROPERTY GROUP INC.

By:	/s/Steven F. Siegel
Name:	Steven F. Siegel
Title:	Executive Vice President,
General Counsel and Secretary

BRIXMOR OPERATING PARTNERSHIP LP

By:	Brixmor OP GP LLC, its general partner

By:	BPG Subsidiary Inc., its sole member

By:	/s/Steven F. Siegel
Name:	Steven F. Siegel
Title:	Executive Vice President,
General Counsel and Secretary
Date: January 21, 2015

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated January 21, 2015, between Brixmor Operating Partnership LP, as issuer, and The Bank of New York Mellon, as trustee.

4.2
First Supplemental Indenture, dated January 21, 2015, among Brixmor Operating Partnership LP, as issuer, and Brixmor OP GP LLC and BPG Subsidiary Inc., as possible future guarantors, and The Bank of New York Mellon, as trustee.

4.3	Form of Global Note representing the Notes (included in Exhibit 4.2).

5.1	Opinion of Simpson Thacher & Bartlett LLP.

99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (File No. 333-201464-01).